EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-26249 and No. 33-305136) pertaining to the 1986 Stock Option Plan and 1996 Stock Option Plan of Information Analysis Incorporated of our report dated March 3, 1998, with respect to the consolidated financial statements of Information Analysis Incorporated included in the Annual
Report (Form 10-KSB) for the year ended December 31, 1997.


                                                    /s/ Ernst & Young LLP


Vienna, Virginia
March 30, 1998

                                       21